Exhibit 99.2

Poster No.  P4145

Use of a new dry powder inhaler to deliver umeclidinium/vilanterol in the treatment of COPD

John Riley, (1) Maggie Tabberer, (1) Nathalie Richard, (2) Alison Donald, (2) Alison Church (2) and Stephanie Harris (2)

(1)GlaxoSmithKline, Uxbridge, Middlesex, UK; (2) GlaxoSmithKline, Research Triangle Park, North Carolina, USA

INTRODUCTION

The dry powder inhaler (DPI) ELLIPTA™* enables simultaneous delivery of two compounds without need for co-formulation and was used to deliver umeclidinium (UMEC)/vilanterol (VI) to patients with chronic obstructive pulmonary disease (COPD) in multiple phase 3a studies. This twin-strip inhaler may lead to improved patient compliance.

OBJECTIVES

1.              To determine if the COPD patients could use ELLIPTA™ easily (studies DB2114417, DB2114418).

2.              To determine if patients preferred ELLIPTA™ when compared with the HandiHaler®† (Studies DB2113360, DB2113374).

METHODS

Clinical studies included

In two 3-month crossover exercise studies (DB2114417, DB2114418; poster #P761(1)) patient use of ELLIPTA™ (Figure 1) was observed. Ease of use and ease of determination of the number of doses left in ELLIPTA™ were collected using two patient questionnaires.

The COPD Device Preference Questionnaire (CDPQ) was administered at the final visit in two 6-month studies (DB2113360, DB2113374) with blinded, double-dummy designs where both ELLIPTA™ and HandiHaler® were used by all patients (DB2113374 poster #P3640(2)).

Objective 1: ELLIPTA™ use assessment and ease of use assessment (Studies DB2114417, DB2114418)

ELLIPTA™ use and ease of use were assessed in the first treatment period of these crossover studies. At randomisation, patients were trained in the correct use of ELLIPTA™, using the instructions provided in the patient information leaflet. Placebo inhalers were used for demonstration in the training assessment.

In the study protocols the correct use of the ELLIPTA™ involved three steps:

•                  Open the inhaler

•                  Inhale the dose

•                  Close the inhaler

Following demonstration of correct use, the patient’s competence with a demonstration inhaler was assessed. If the patient did not use the inhaler correctly, then further instruction was given before assessing patient competence again. The demonstration of the inhaler was repeated up to a maximum of three times until the patient could use the inhaler correctly. Patients not able to use the inhaler correctly after three demonstrations were ineligible to enter the study.

Correct inhaler use was re-assessed after 6 weeks of treatment using the demonstration inhaler, without further verbal instruction or demonstration to the patient. If the patient did not perform the manoeuvres correctly, the entire procedure would be once again demonstrated. At each assessment visit, the number of times that the patient required additional instruction was recorded.

The person providing training and assessing correct use of the inhaler was the same individual, where possible, for each patient.

Ease of use assessment

After 6 weeks of treatment, patients were asked to rate the ease of use of the inhaler by answering the following questions:

How do you rate the ease of use of the inhaler?

How easily are you able to tell how many doses of medication are left in the inhaler?

For each of the questions, answers were recorded using a 5-point difficulty scale: (1) very easy; (2) easy; (3) neutral; (4) difficult; and (5) very difficult.

*ELLIPTA™ is a trademark of the GlaxoSmithKline group of companies

†HandiHaler® is a trademark of Boehringer Ingelheim

Objective 2:  Inhaler preference (Studies DB2113360, DB2113374)

The CDPQ was developed to assess inhaler preference for use in studies DB2113360 and DB2113374. Draft items were based on aspects of ease of use identified by patients and physicians and included questions on the number of steps and time needed to use the inhaler and overall preference.(3)

Two iterative rounds of cognitive interviews were conducted with 8 patients with COPD in each round, to refine the items and assess the content validity of the CDPQ. Participants were recruited using pre-specified criteria including: age >40 years, current or past COPD diagnosis, smoking history of >10 pack-years, no requirement for oxygen outside the home, ability to provide informed consent and read, understand, and provide responses in English and willingness to participate in a 1-hour interview.

Each participant reviewed and provided feedback on the instructions, items and response options. In the first round participants provided feedback on their preferred phrasing of the draft CDPQ and suggestions for improvement. The CDPQ was modified based on these responses. During Round 2 interviews, participants assessed the modified CDPQ and provided additional input to confirm the content validity of the final version (Table 1).

The CDPQ was administered at the final visit in two 6-month studies (DB2113360, DB2113374) with blinded, double-dummy designs where both ELLIPTA™ and HandiHaler® were used by all patients (DB2113374 poster #P3640(2)). A double-dummy design was used for the active-comparator studies because these studies included delivery with the ELLIPTA™ DPI and the HandiHaler® DPI. Blister-packaged capsules of tiotropium (TIO) or its corresponding placebo were administered once daily in the morning via the HandiHaler® DPI and UMEC/VI, UMEC, VI or placebo were administered once daily in the morning via the ELLIPTA™ DPI. Each patient took one dose from the HandiHaler® DPI and one dose from the ELLIPTA™ DPI each morning. Blinding of TIO was imperfect, however, because the TIO capsules had trade markings but the placebo capsules, while closely matched in colour, did not have trade markings. Whether patients would notice, and rightly or wrongly attach any significance to the capsule markings, is unclear.  As these studies were of parallel group design, the capsule type was consistent for each patient for the duration of the study. Both the TIO and placebo blister packages were covered with opaque over-labels with the intent of shielding information appearing on the blister packaging of TIO. The HandiHaler® DPIs were covered with labels in order to mask identifying marks on the inhaler. Dosing in the clinic was administered without the presence of staff involved with safety and efficacy assessments to guard against the possibility that they would observe and draw correct inferences from the presence or absence of markings on capsules removed from the blisters.

FIGURE 1. ELLIPTATM

TABLE 1. CDPQ

COPD Device Preference Questionnaire

INSTRUCTIONS: Please complete the following questions related to both the Novel dry powder inhaler and Handihaler devices that you used during this study. Check only one response for each question.

1. Which device do you prefer based on the number of steps needed to take your COPD medication?	☐ Handihaler device ☐ Novel dry powder inhaler device ☐ No preference

2. Which device do you prefer based on the time needed to take your COPD medication?	☐ Handihaler device ☐ Novel dry powder inhaler device ☐ No preference

3. Which device do you prefer based on how easy the device is to use?	☐ Handihaler device ☐ Novel dry powder inhaler device ☐ No preference

RESULTS

Objective 1

Following initial instruction on how to use the inhaler in each of the two exercise studies, 98% of patients used ELLIPTA™ correctly at Day 1 (Table 2). Only one patient failed to use the inhaler correctly after a series of three demonstrations in Study DB2114418. The remaining patients required one further demonstration. Six weeks later when inhaler usage was reassessed, 98—99% of subjects used their ELLIPTA™ DPI correctly (Table 2).

TABLE 2. ELLIPTA™ CORRECT USE OF INHALER

		DB2114417	DB2114418
	Response	Total	Total
Visit		N=348	N=307
Day 1	n	348	284
Used correctly	Yes, n (%)	341 (98)	277 (98)
	No, n (%)	7 (2)	7 (2)
	Missing, n (%)	0 (0)	0 (0)
Week 6	n	327	260
Used correctly	Yes, n (%)	324 (>99)	256 (98)
	No, n (%)	2 (<1)	4 (2)
	Missing, n (%)	1 (<1)	0 (0)

After 6 weeks of use, a total of 98—99% of patients found the inhaler easy or very easy to use and a minimum of 99% found the dose counter easy or very easy to read (Table 3). No patients found the inhaler very difficult to use.

TABLE 3. ELLIPTA™ EASE OF USE AND REMAINING DOSE DETERMINATION

		DB2114417	DB2114418
	Response	Total	Total
		N=348	N=307
Ease of use rating, n (%)	n	327	260
	Very easy	227 (69)	206 (79)
	Easy	95 (29)	52 (20)
	Neutral	4 (1)	2 (<1)
	Difficult	1 (<1)	0 (0)
Ease of telling how many doses left, n (%)	n	327	260
	Very easy	246 (75)	225 (87)
	Easy	77 (24)	34 (13)
	Neutral	3 (<1)	0 (0)
	Difficult	1 (<1)	1 (<1)

Objective 2

In the 6-month studies (DB2113360, DB2113374), patients consistently stated a greater preference for ELLIPTA™ compared with HandiHaler® with regard to the number of steps to use (59% vs 17%), time taken to use (62% vs 14%) and overall preference for the inhaler (63% vs 15%). These results were consistent regardless of which inhaler contained active drug in these double-dummy studies (Table 4).

TABLE 4. INHALER PREFERENCE

Combined study results for DB2113360, DB2113374
	Patients receiving active HandiHaler®	Patients receiving active ELLIPTA™	All patients
	N (%)	N (%)	N (%)
Number of steps
HandiHaler®	65 (16)	211 (17)	276 (17)
ELLIPTA™	255 (63)	714 (58)	969 (59)
No preference	84 (21)	303 (25)	387 (24)
Time needed to use
HandiHaler®	44 (11)	181 (15)	225 (14)
ELLIPTA™	268 (66)	749 (61)	1017 (62)
No preference	92 (23)	298 (24)	390 (24)
Ease of Use
HandiHaler®	52 (13)	199 (16)	251 (15)
ELLIPTA™	260 (64)	760 (62)	1020 (63)
No preference	92 (23)	269 (22)	361 (22)

CONCLUSIONS

•                  ELLIPTA™ is easy to use following training and the training is not forgotten.

•                  The ELLIPTA™ dose counter is easy to read.

•                  Patients with COPD showed a clear preference for ELLIPTA™ compared with HandiHaler®.

•                  ELLIPTA™ has the potential to reduce the number of handling errors seen with inhalers and increase compliance.

REFERENCES

(1)         Maltais F, et al. ERS 2013, #P761. Sunday 8th September, 12:50—14:40, Hall 1-13.

(2)         DeCramer M, et al. ERS 2013, #P3640. Tuesday 10th September 10:45—12:45, Room 3.8

(3)         Clark, M. et al. Value Health 2011;14(7): A255.

ACKNOWLEDGEMENTS

•                  The presenting author, John Riley, declares that he is employed by and owns shares in GlaxoSmithKline. AC, AD, MT, NR and SH are also employed by GlaxoSmithKline and own shares in the company.

•                  These studies were funded by GlaxoSmithKline (NCT01328444, NCT01323660, NCT01316900 and NCT0131691; GlaxoSmithKline codes DB2114417, DB2114418 DB2113360 and DB2113374, respectively).

•                  Editorial support was provided by FWG Scientific Communications, and was funded by GlaxoSmithKline.

Placeholder for QR code

Presented at the Annual Congress of the European Respiratory Society (ERS), Barcelona, Spain, 7–11 September, 2013